Exhibit 99.3

STOCKHOLDER AGREEMENT

      This STOCKHOLDER AGREEMENT ("Agreement"), dated as of April 17, 2003, by and between Citizens Bank of Massachusetts, a Massachusetts trust company ("Buyer"), and the undersigned director, officer and/or holder of common stock, par value $0.01, of Port Financial Corp. ("Stockholder").

      WHEREAS, the Buyer, Citizens Financial Group, Inc., a Delaware corporation and the parent company of the Buyer, and Port Financial Corp., a Massachusetts corporation ("Seller"), have entered into an Agreement and Plan of Merger, dated of even date herewith (as such agreement may be subsequently amended or modified, the "Agreement and Plan of Merger"), providing for the merger of a subsidiary of the Buyer with and into the Seller (the "Merger");

      WHEREAS, the Stockholder beneficially owns and has sole or shared voting power with respect to the number of shares of the common stock, par value $0.01 per share, of the Seller ("Shares"), and holds stock options or other rights to acquire the number of Shares indicated opposite the Stockholder's name on Schedule 1 attached hereto; and

      WHEREAS, it is a condition to the consummation of the Merger that the Stockholder execute and deliver this Agreement on a date even herewith.

Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to them in the Agreement and Plan of Merger.

      NOW, THEREFORE, in consideration of, and as a condition to, the Buyer's entering into the Agreement and Plan of Merger and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by the Buyer in connection therewith, the Stockholder and the Buyer agree as follows:

      1.    The Stockholder, while this Agreement is in effect, shall vote or cause to be voted all of the Shares that such Stockholder shall be entitled to so vote, whether such Shares are beneficially owned by such Stockholder on the date of this Agreement or are subsequently acquired, at the special meeting of the Seller's stockholders to be called and held following the date hereof (the "Meeting"), for the approval of the Agreement and Plan of Merger and the transactions contemplated thereby, including the Merger, and, while this Agreement is in effect, shall vote or cause to be voted all such Shares, at the Meeting or any other meeting of the Seller's stockholders following the date hereof, against the approval of any other agreement providing for a merger, acquisition, consolidation, sale of a material amount of assets or other business combination of the Seller or any of its subsidiaries with any person or entity other than the Buyer or any subsidiary of the Buyer.

      2.    While this Agreement is in effect, prior to the Meeting, the Stockholder shall not sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined in Section 3 below)), or permit to be sold, assigned, transferred or otherwise disposed of, any Shares owned by the Stockholder, whether such Shares are held by the Stockholder on the date of this Agreement or are subsequently acquired prior to the Meeting, whether by the exercise of any stock options to acquire Shares or otherwise, except (a) transfers

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by will or by operation of law, in which case this Agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Agreement, (c) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Agreement, (d) transfers to any other stockholder of the Seller who has executed a copy of this Agreement with respect to some or all of the Shares held by such stockholder, and (e) as the Buyer may otherwise agree in writing in its sole discretion.

      The Seller shall cause its transfer agent to note on its records for the Seller (in whatever form maintained) that such Shares are subject to the restrictions on voting and transfer set forth herein, and at Buyer's request shall have any existing certificates representing Shares subject to this Agreement canceled and reissued bearing the following legend:

"THIS CERTIFICATE, AND THE SHARES REPRESENTED HEREBY, ARE SUBJECT TO CERTAIN VOTING AND TRANSFER RESTRICTIONS CONTAINED IN A STOCKHOLDER AGREEMENT BY AND BETWEEN CITIZENS BANK OF MASSACHUSETTS AND THE BENEFICIAL OWNER OF THESE SHARES AND MAY BE TRANSFERRED ONLY IN COMPLIANCE THEREWITH. COPIES OF THE ABOVE-REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF PORT FINANCIAL CORP."

      3.    The Stockholder represents that the Stockholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Agreement. The Stockholder further represents and warrants that this Agreement (assuming this Agreement constitutes a valid and binding agreement of the Buyer) constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth on Schedule 1, the Stockholder represents and warrants that the Stockholder beneficially owns the number of Shares indicated opposite such Stockholder's name on Schedule 1, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever ("Liens"), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares. The Stockholder further represents and warrants that the Stockholder understands that at the Effective Time of the Merger, (a) each outstanding Share listed on Schedule 1 shall be automatically cancelled and converted into the right to receive in cash from the Buyer Bank an amount equal to $54.00, without interest, and (b) to the extent not exercised or otherwise terminated in accordance with the terms of the Agreement and Plan of Merger prior to the Effective Time, each option to purchase Shares listed on Schedule 1 shall be automatically cancelled and converted into the right to receive an amount of cash determined in the manner set forth in the Agreement and Plan of Merger.

      4.    The agreements with respect to voting and transfer contained in, respectively, Section 1 and Section 2 hereof shall remain in full force and effect until the earlier of (a) the

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consummation of the Merger or (b) the termination of the Agreement and Plan of Merger in accordance with Article VIII thereof.

      5.    The Stockholder has signed this Agreement intending to be legally bound thereby. The Stockholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against the Stockholder. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

      6.    This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

      7.    No waivers of any breach of this Agreement extended by the Buyer to the Stockholder shall be construed as a waiver of any rights or remedies of the Buyer with respect to any other stockholder of the Seller who has executed a copy of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of the Stockholder or any other such stockholder of the Seller.

      8.    This Agreement is deemed to be signed as a sealed instrument and is to be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

      9.    The Stockholder is executing this Agreement only in the Stockholder's capacity as a stockholder of the Seller, and not in the Stockholder's capacity as a director, officer or employee of the Seller or any of its subsidiaries. Nothing contained herein shall be construed to create any obligation on the part of the Stockholder in such Stockholder's capacity as a director, officer or employee of the Seller or any of its subsidiaries.

[SIGNATURE PAGE FOLLOWS]

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EXECUTED as of the date first above written.

STOCKHOLDER

_____________________________________
Name:

CITIZENS BANK OF MASSACHUSETTS

By:__________________________________
Name:
Title:

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SCHEDULE 1(1)
Stockholder	Shares	Options

      Notwithstanding anything in this Agreement to the contrary, the Stockholder does not represent that the Stockholder has any voting or other power with respect to any of the Shares set forth above which are Shares allocable to such Stockholder's account under any deferred investment or other similar plan of the Seller (other than for Shares allocable to the Stockholder's account under an employee stock ownership plan for which the Stockholder does have voting power).

(1)	Shares include shares allocable to a stockholder's account under the Seller's employee stock ownership, deferred investment or other similar plans of the Seller.

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